Calculation of Filing Fee Tables
S-8
CHEVRON CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.75 per share	Other	1,245,841	$ 153.02	$ 190,638,589.82	0.0001531	$ 29,186.77
Total Offering Amounts:						$ 190,638,589.82		$ 29,186.77
Total Fee Offsets:								$ 29,186.77
Net Fee Due:								$ 0.00
Offering Note
[1]	Capitalized terms used below but not defined herein shall have the meanings assigned to such terms in the accompanying registration statement on Form S-8 (the "Registration Statement") filed by Chevron Corporation ("Chevron") of which this Exhibit 107 is a part. Note 1(a) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement also covers such additional shares of Chevron common stock that become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Chevron common stock. Note 1(b) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The price per share of Chevron common stock is based on the average of the high and low prices reported for a share of Chevron common stock on the New York Stock Exchange on July 14, 2025. Note 1(c) In addition, pursuant to Rule 416(c) of the Securities Act, the Registration Statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described therein.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	CHEVRON CORP	S-4	333-273642	08/03/2023		$ 29,186.77	Debt	5.750% Senior Secured Notes due 2026		$ 71,868.21
Fee Offset Sources		CHEVRON CORP	S-4	333-273642		08/03/2023						$ 29,186.77
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Chevron and Chevron U.S.A. Inc., a direct, wholly owned subsidiary of Chevron ("CUSA"), previously filed a Registration Statement on Form S-4 with the Securities and Exchange Commission on August 3, 2023 (File No. 333-273642), as amended by Amendment No. 1 filed on August 15, 2023 (the "Prior Registration Statement"), which registered $750,000,000 aggregate principal amount of 5.750% Senior Secured Notes due 2026. In connection with the Prior Registration Statement, Chevron and CUSA paid a filing fee of $82,650.00, calculated in accordance with Rule 457(o) under the Securities Act. No securities were sold pursuant to the Prior Registration Statement. On August 25, 2023, Chevron and CUSA withdrew the Prior Registration Statement, leaving $82,650.00 in previously paid fees available for future offset. On July 18, 2025, Chevron filed a Form S-3 and, in accordance with Rule 457(p) under the Securities Act used $1,441.60 of the unused filing fees leaving a remaining balance of $71,868.21 of unused fees. In accordance with Rule 457(p) under the Securities Act, Chevron is using $29,186.77 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, no additional registration fees are due to be paid at this time.